LATU126 JK-DW 14:11 Whole Foods Market's Board of Directors Begins Independent
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[STK] WFMI [IN] FOD REA
[SU]
TO BUSINESS AND RETAILING EDITOR:

      Whole Foods Market's Board of Directors Begins Independent Internal
                                 Investigation

            Associated with Online Financial Message Board Postings

      AUSTIN, Texas, July 17 /PRNewswire-FirstCall/ -- Whole Foods Market Board (Nasdaq: WFMI) of Directors announced it has formed a Special Committee to conduct an independent internal investigation into online financial message board postings related to Whole Foods Market and Wild Oats Markets. The Special Committee has retained the firm of Munger, Tolles & Olson LLP to advise it during its investigation.

      The Board will refrain from comment until the internal investigation is completed.

SOURCE  Whole Foods Market, Inc.
    -0-                             07/17/2007
    /CONTACT: : Kate Lowery of Whole Foods Market, kate.lowery@wholefoods.com/ /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.wholefoodsmarket.com/
    (WFMI)

CO:  Whole Foods Market
ST:  Texas
IN:  FOD REA
SU: